Exhibit 10.27

Software Sales Contract

This contract is signed on               by both parties at             .

Party A:

Address:

Tel:

Fax:

Postal code:

Contact Person:

E-MAIL:

Party B: Beijing e-Channels Century Technology Co., Ltd.

Address:

Tel:

Fax:

Postal code:

Contact Person:

E-MAIL:

After fully negotiation, for the purchase of software, Party A and Party B agreed to enter into this contract and perform the terms as follow:

Article 1 Subject Matter of Contract

1.1 Party B shall delivery the Software       (hereinafter referred to as the “Software”) to Party A and render the service of installation and maintenance in accordance to the contract.

1.2 Party B licenses Party A to use the Software aforesaid in accordance to the contract.

Article 2 Name, Quantity and Delivery of Software

2.1 The name, specification and content of the software shall be in accordance to Annexure 1 Product Description.

2.2 Quantity of software         Sets.

2.3 Delivery: the medium of software shall be CDs with    sets, which are originals with standard package and good appearance.

2.4 Date and Place of Delivery: the Software shall be delivered to the place appointed by Party A before      .

2.5 Both parties shall check the software delivered and sign Memo of Checking and Acceptance for Unpacking (please see Annexure 5).

Article 3 Price of Contract

3.1 Unit price of software (RMB):          ;

Total price of software (RMB):                ;

Installation fee (RMB):              ;

Total price of the Contract (RMB):                 .

3.2 The maintenance and upgrade fee after the period of guarantee shall be calculated and paid annually, on which the yearly rate will be     % of total price of software (that is RMB   ).

Article 4 Use License of Software

4.1 Party B hereby grants Party A right to use the software permanently and inclusively in the scope of              .

4.2 The type of use is including reading, transmission, operation, duplication and exhibition for filing and study purpose, and any necessary modification to make the software more operable.

4.3 The software can be used by the headquarters, branches and sole subsidiaries of Party A.

Article 5 Installation and Checking and Acceptance of Software

5.1 Both parties shall appoint one person as principal for installation and checking and acceptance and provide notice to the other party in written of such appointment. The opinions of the principals shall be the final decision of the parties. Any party shall notice to the other party in written for the alternation of the principal.

5.2 The date of installation shall be within 30 days after delivery, and the installation personnel of Party B shall arrive at the spot within the time instructed and informed by Party A. Party A shall supply the resources and equipments on the spot, in fulfillment of the requirement of contract. The detailed schedule, surrounding, and standards and date of checking and acceptance shall be in accordance with Annexure 2 Schedule of Installation and Implementation.

5.3 After installation, Party A shall organize to conduct the checking and acceptance. Both parties shall sign Memo of Checking and Acceptance for Installation (please see Annexure 3), if the software qualifies the checking and acceptance. If the software can operate properly and stably for 30 days after the execution of Memo of Checking and Acceptance for Installation, both parties shall sign Memo of Completion of Installation and Implementation Service (please see Annexure 4). It shall be deemed as qualified if Party A does not sign Memo of Checking and Acceptance for Installation without reasonable cause within 3 working days after installation.

Article 6 Method of Payment

6.1 Within 10 days of the delivery and the execution of Memo of Checking and Acceptance and Unpacking, Party B can submit the Payment

Application (please see Annexure 6). Within 5 working days after receiving Payment Application, and the Formal Commercial Invoice of Party B, Party A shall pay 50% of total price of software (RMB        ).

6.2 Within 10 days after the installation and subscription of Memo of Checking and Acceptance for Installation, Party B can submit Payment Application. Within 5 working days after receiving Payment Application, and the Formal Commercial Invoice of Party B, Party A shall pay remaining of total price of software and 50% of installation fee (RMB       ).

6.3 Within 10 days after the stable operation for consecutive 30 days and the execution of Memo of Completion of Installation and Implementation Service, Party B can submit Payment Application. Within 5 working days after receiving Payment Application, and the Formal Commercial Invoice of Party B, Party A shall pay 50% of installation fee (RMB        ).

6.4 If it can not be installed within 30 days of delivery due to the causes of Party A, Party A shall pay the remaining of total price of software within 5 working days from the thirtieth day of receipt

Article 7 Free Period of Maintenance and Upgrade Service

7.1 Party B shall render service of maintenance and upgrade without any charges for one year from the date of the execution of Memo of Service Fulfilment. The services shall include the upgradation of software, submitting pitch, alternation of medium, hot line supporting, maintenance on the spot, regular checks and electronic service, etc. (Please see Annexure 7 Service Content of Maintenance and Upgrade for details)

7.2 After the expiration of the free period of maintenance and upgrade service, in case Party A needs the maintenance and upgrade service from Party B, it shall pay relevant service fee in accordance to Article 3.2 of the contract.

Article 8 Guarantee on Property Right and Quality

8.1 Party B guarantees that it is the legal proprietary of the aforesaid software and has right to license Party A for use and charge the relevant fee on it.

8.2 Party B hereby declares that the software does not infringe the rights and interests of any third party and could be used legally and the use of the software by Party A will be free from any claims of a third party. If there is any dispute, compensation, and lawsuit arising from it, Party B shall assist and bears the relevant expenses (including legal fee) and compensate all losses of Party A which are suffered and resulted from loss, compromise in action or other circumstances.

8.3 Party B guarantees that the software delivered substantially complies with the descriptions on Annexure 1 and introduction of the software in its whole contents and functions.

8.4 Party B guarantees that the software delivered does not contain or bring viruses such as Trojan procedure which will harm and disturb the operation of system and software, the security of system and data, and can not disclose the confidential information of Party A. If there is any loss due to the virus contained in the software, Party B shall bear the relevant responsibilities. Party B guarantee that the software does not contained any the design or content against the laws and regulations of P.R.C.

8.5 Party B guarantees and declares that it does not know any leak or any other defect in the software before the delivery of software and it will provide notice to Party A in appropiate time after awareness of such situation.

Article 9 Liabilities of Breach of Contract and Termination of Contract

9.1 If the delivery is delayed, Party B shall pay breach of contract compensation by day in accordance to the overdue lending rate of same period of relevant bank. Party A has right to terminate the contract and ask for compensation if the delay lasts for more than 60 days. It will be deemed as no delivery any defect or shortage on content of the software at the time of delivery is corrected.

9.2 Party A has right to terminate the contract and ask for compensation for its losses if Party B breaches the Article 8.1, Article 8.4 and Article 8.5

9.3 If Party B breaches Article 8.2 and Article 8.3 or can not complete the installation and signing of Memo of Checking and Acceptance for Installation or Memo of Completion of Installation and Implementation Service in the time allotted to Party B, it shall correct it in a reasonable period provided by Party A. Party A has right to terminate the contract, and/or claim compensation for breach of contract by day in accordance to the overdue lending rate for same period of a relevant bank.

9.4 Party A shall pay breach of contract compensation by day in accordance to the overdue lending rate of the same period of the relevant bank for delay in payment.

9.5 Once Party A pays the total price of software, Party B can not terminate the usage license to Party A under the scope of the contract.

9.6 Any term that by nature, should be continuously valid after the termination of the contract, shall be valid until complete fulfillment.

9.7 All remedies under the contract are independent and could be accumulated, and the exercise of one remedy shall not affect others unless otherwise regulated on law.

Article 10 Confidentiality

10.1 Unless already public, data accessed by Party B in the process of rendering service will be the business secret of Party A, which, includes but is not limited to client information, statistical data, materials regarding operation of computer system. And Party B should not disclose the above unless the required by laws or with prior written consent of Party A.

Article 11 Force Majeure

11.1 If any party can not perform this contract on schedule due to force majeure such as war, serious fire, typhoon, earthquake, domestic struts, the change of laws and government’s prohibition etc, the term of performance of the contract can be postponed correspondently, and both parties will not bear any liability for the losses.

11.2 The party, who could not perform the contract due to force majeure, shall provide a notice to the other party of the happening thereof as soon as possible by E-mail, and provide the proof certificate produced by related authorities within 14 days by express.

11.3 If the force majeure lasts more than 150 days, both parties shall negotiate decide the plan to further implement the contract through friendly negotiation. Where the parties fail to reach the agreement, any party could declare to terminate the contract.

Article 12 Governing Law and Settlement of Disputes

12.1 This contract shall be governed by the laws of P.R.C.

12.2 Both parties shall solve the disputes arising from this contract through friendly negotiations based on the principles of mutual trust and long-term cooperation. If both parties can not solve the dispute, both parties agree to submit the case to Beijing Arbitration Committee for arbitration in accordance with its legal arbitration rules. The language of arbitration shall be Chinese. The arbitration is the final and binding to both parties. The arbitration expense will be provided for by the losing party except when otherwise specified by the verdict of arbitration.

12.3 Each party should fulfill the articles without further disputes on the terms of arbitration.

Article 13 Amendment of the Contract

13.1Any amendment will come into effect only when confirmed by both parties in written.

Article 14 Effectiveness of Contract

14.1 The contract will come into effect after being signed and stamped by authorized representatives of both parties. There are four originals of the contract, and each party has two with the same force.

14.2 The annexure is part of this contract and has the same force therefore. If there is any conflict between the contract and annexure, the contract will prevail.

14.3 Any one of the parties can not transfer any right or obligation to a third party under the contract without the consent of the other party.

Party A:	Party B:

Stamp:	Stamp:

Signature of authorized representative:	Signature of authorized representative:

Annexure:

Annexure 1: Product Description

Annexure 2: Schedule of Installation and Implementation

Annexure 3: Memo of Checking and Acceptance for Installation

Annexure 4: Memo of Completion of Installation and Implementation Service

Annexure 5: Memo of Checking and Acceptanceand Unpacking

Annexure 6: Payment Application

Annexure 7: Service Content of Maintenance and Upgrade

Annexure 1: Product Description

Annexure 2: Schedule of Installation and Execution

Annexure 3: Memo of Checking and Acceptance for Installation

Memo of Checking and Acceptance for Installation

Item	Stage

Memo of Checking and Acceptance for Installation

Item Name:	Unit: XXX Bank

Checking and Acceptance Opinion of xxx of XXX Bank:	Representative xxx of XXXX Bank Date:

xxx Opinion of Party B:	Representative of Company Date:

Checking and Acceptance Opinion of xxx of XXX Bank:

Representative xxx of XXXX Bank

Date:

Annexure 4: Memo of Completion of Installation and Implementation Service

Memo of Completion of Installation and Implementation Service

Item:

Memo of Completion of Installation and Implementation Service

Item Name:	Unit: XXX Bank

Checking and Acceptance Opinion of xxx of XXX Bank:	Representative xxx of XXXX Bank Date:

Opinions of Supplier:	Representative of Company Date:

Opinion of xxx of XXX Bank:

Representative xxx of XXXX Bank

Date:

Annexure 5: Memo of Checking and Acceptance and Unpacking

Memo of Checking and Acceptance and Unpacking

XXX Bank Item

Acceptance Sheet of Software

No.:

We have received the software with        sets delivered by       Company on        , with full package and good appearance and without any damages. The software delivered is in accordance with list (please see annexure).

xxx	XXX Bank (Stamp)

Principal:	Date:

By:	Date:

It has four counterparts.

xxx XXX Bank has two.

Company has two.

Annexure of Acceptance Sheet of Software         of        Bank

Item Name:		Unit: XXX Bank

No.	Product Name	Medium of Software	Quantity	Serial NO.:

Party A (stamp): Principal: Date		Party B (stamp): Company Principal: Date

Annexure 6: Payment Application

Payment Application

Payment Application under Contract xx

No.:

Dear xxx of XXXX Bank:

The software has already delivered /installed/stably operating for 30 days on         in accordance with the Schedule of Installation and Implementation under Contract xx. With your grateful cooperation, both parties have already unpacked /checked the software under the contract and signed Memo of Checking and Acceptance for Installation / Memo of Checking and Acceptance and Unpacking/ Memo of Completion of Installation and Implementation Service (please see Annexure 1). In accordance with Article 6 of the contract (Contract No.:    ), we submit to you the formal commercial invoice (please see Annexure 2), and please pay RMB     Yuan to our account:

Opening Bank:

Account Name:

Account No.:

Company (Stamp)

Date:

Annexure 7: Service Content of Maintenance and Upgrade